                                                                     EXHIBIT 4.5


      THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                K N ENERGY, INC.

                        7.45% Senior Debentures due 2098

No. 1                                                      CUSIP No. 482620 AX 9

      K N ENERGY, INC., a corporation duly organized and existing under the laws of the State of Kansas (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on March 1, 2098, and to pay interest thereon from March 9, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing September 1, 1998, at the rate of 7.45% per annum, until the principal hereof is fully paid or made available for full payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be then listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

      Payment of the principal of (and premium, if any) and interest on this Security shall be made at the Corporate Trust Office of the Trustee in Chicago, Illinois, or at such other office or agency of the Company as it may designate for such purpose pursuant to the Indenture hereinafter referred to, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   March ___, 1998

                                    K N ENERGY, INC.


                                    By:
                                        ---------------------------------------
                                              Treasurer


ATTEST:


By:
     ----------------------------------
           Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  March ___, 1998



                              FIRST TRUST NATIONAL ASSOCIATION,
                              as Trustee


                              By
                                   ---------------------------------------
                                         Authorized Officer

                              [REVERSE OF SECURITY]

                                K N ENERGY, INC.
                        7.45% Senior Debentures due 2098


      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 20, 1993 (herein called the "Indenture"), between the Company and First Trust National Association, as successor Trustee (herein called the "Trustee", which term includes any additional successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture. This Security is a Book-Entry Security representing the entire principal amount of the series designated on the face hereof, such series limited in aggregate principal amount to $150,000,000.

      The Securities of this series shall be subject to redemption upon not less than 30 nor more than 45 days' prior notice by first-class mail, as a whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in the case of each of clause (i) and (ii) accrued interest to the Redemption Date. For purposes of the preceding sentence, "Treasury Rate" means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated and extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee. "Comparable Treasury Price" means (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date. "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated, BancAmerica Robertson Stephens, Chase Securities Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the cities of New York or Chicago are authorized or obligated by law, executive order or governmental decree to be closed.

      In the event of redemption of this Security in part only, subject to arrangements with the Depository, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Securities of this series shall not be subject to a sinking fund requirement.

      If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      Upon the occurrence of a Tax Event (as defined below) the Company shall have the right to shorten the maturity of this Security to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters to substantially reduce the risk that interest paid on this Security will not be deductible for federal income tax purposes.

      If the maturity of this Security is shortened on the occurrence of a Tax Event, the Company shall mail a notice to each holder of record of this Security by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of this Security. Such notice shall be effective immediately upon mailing.

      "Tax Event" shall mean that the Company has received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of this Security, as a result of (a) any amendment to, clarification of, or change (including any announced proposed change) in laws, or any regulations thereunder, of the United States;
(b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the issuance of this Security, there is more than an insubstantial risk that interest paid by the Company on this Security is not, or will not be, deductible, in whole or in part, by the Company for federal income tax purposes.

      The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time such Depository ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Security and registered in such names as such Depository shall direct.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees. At the date of the original issuance of this Security, such office or agency of the Company is maintained by First Trust National Association, at One Illinois Center, Suite 3000, 111 East Wacker Drive, Chicago, Illinois 60601.

      No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

      Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to
                                             -----------------------------------



(Print or type name, address and zip code of assignee or transferee)



--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                            Signed:
       --------------------------        ---------------------------------------
                                          (Sign exactly as name appears above or
                                          on the other side of this Security)



Signature Guarantee:
                      ----------------------------------------------------------
                       Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


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